Exhibit 99.1
APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

•	Q4 net sales of $2.26 billion up 14% year over year (YOY) led by growth in semiconductor equipment and services

•	Q4 non-GAAP adjusted gross margin of 44.2% up 220 bps YOY; GAAP gross margin of 42.4% up 240 bps YOY

•	Q4 non-GAAP adjusted operating income of $442 million up 37% YOY; GAAP operating income of $412 million up 95% YOY

•	Q4 non-GAAP adjusted EPS of $0.27 up 42% YOY; GAAP EPS of $0.23 up 53% YOY

SANTA CLARA, Calif., Nov. 13, 2014 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in precision materials engineering solutions for the semiconductor, display and solar industries, today reported results for its fourth quarter and fiscal year ended October 26, 2014.
In its fourth quarter, Applied generated orders of $2.26 billion, down 9 percent sequentially and up 8 percent year over year. Net sales were $2.26 billion, flat sequentially and up 14 percent year over year.
On a non-GAAP adjusted basis, the company reported gross margin of 44.2 percent, operating income of $442 million, and net income of $338 million or $0.27 per diluted share. The company recorded GAAP gross margin of 42.4 percent, operating income of $412 million, and net income of $290 million or $0.23 per diluted share.
Full Year Results
In FY2014, orders grew 14 percent to $9.65 billion, net sales increased 21 percent to $9.07 billion, non-GAAP adjusted gross margin increased 200 basis points to 44.1 percent, non-GAAP adjusted operating income increased 73 percent to $1.78 billion or 19.6 percent of net sales, and non-GAAP adjusted net income increased 83 percent to $1.31 billion or $1.07 per diluted share. The company recorded GAAP gross margin of 42.4 percent, operating income of $1.52 billion or 16.8 percent of net sales, and net income of $1.11 billion or $0.90 per diluted share.

“Our fourth quarter results round out a strong year for Applied Materials where we grew revenues in our semiconductor business by 25 percent and expanded our company operating margin by 6 points,” said Gary Dickerson, president and CEO. “We are making our largest gains in areas of the market that are growing the fastest, including etch and deposition, and we carry positive momentum into 2015.”
Quarterly Results Summary

				Change
GAAP Results	Q4 FY2014	Q3 FY2014	Q4 FY2013	Q4 FY2014 vs. Q3 FY2014	Q4 FY2014 vs. Q4 FY2013
Net sales	$2.26 billion	$2.27 billion	$1.99 billion	—%	14%
Gross margin	$959 million	$992 million	$795 million	(3)%	21%
Operating income	$412 million	$391 million	$211 million	5%	95%
Net income	$290 million	$301 million	$183 million	(4)%	58%
Diluted earnings per share (EPS)	$0.23	$0.24	$0.15	(4)%	53%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	$1.00 billion	$1.03 billion	$835 million	(3)%	20%
Non-GAAP adjusted operating income	$442 million	$477 million	$323 million	(7)%	37%
Non-GAAP adjusted net income	$338 million	$349 million	$228 million	(3)%	48%
Non-GAAP adjusted diluted EPS	$0.27	$0.28	$0.19	(4)%	42%

Applied Materials, Inc.

Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain items related to acquisitions or the announced business combination; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of strategic investments or facilities; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Fourth Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.33 billion, down 15 percent, with decreases in DRAM, flash and foundry partially offset by an increase in logic/other. Net sales decreased by 3 percent to $1.43 billion. Non-GAAP adjusted operating income decreased by 17 percent to $352 million or 24.5 percent of net sales. GAAP operating income decreased by 20 percent to $305 million or 21.3 percent of net sales. New order composition was: foundry 50 percent; DRAM 20 percent; logic/other 18 percent; and flash 12 percent.
Applied Global Services (AGS) orders of $747 million grew 35 percent, driven primarily by increases in semiconductor services and spares orders. Net sales of $592 million were up 4 percent. Operating income declined by 5 percent to $146 million on both a GAAP and non-GAAP adjusted basis, and represented 24.7 percent of net sales.
Display orders of $130 million were down 56 percent reflecting continued variability in industry order patterns. Net sales increased 60 percent to $190 million. Operating income doubled to $52 million on both a GAAP and non-GAAP adjusted basis, or 27.4 percent of net sales, including a benefit from the sale of previously reserved inventory that was equivalent to approximately one half point of company gross margin.
Energy and Environmental Solutions (EES) orders decreased to $44 million and net sales declined to $48 million. EES reported a non-GAAP adjusted operating loss of $1 million and a GAAP operating loss of $3 million.

Applied's backlog declined 2 percent sequentially to $2.92 billion and included negative adjustments of $42 million. Backlog composition by segment was: SSG 48 percent; AGS 27 percent; Display 20 percent; and EES 5 percent.

Full-Year Reportable Segment Results and Comparisons to the Prior Year
SSG orders increased by 11 percent to $6.13 billion, net sales increased by 25 percent to $5.98 billion, non-GAAP adjusted operating income increased by 49 percent to $1.57 billion or 26.2 percent of net sales, and GAAP operating income increased by 59 percent to $1.39 billion or 23.3 percent of net sales.
AGS orders increased by 16 percent to $2.43 billion, net sales increased by 9 percent to $2.20 billion, non-GAAP adjusted operating income increased by 30 percent to $576 million or 26.2 percent of net sales, and GAAP operating income increased by 31 percent to $573 million or 26.0 percent of net sales.
Display orders increased by 20 percent to $845 million, net sales increased by 14 percent to $615 million, non-GAAP adjusted operating income increased by 64 percent to $131 million or 21.3 percent of net sales, and GAAP operating income increased by 74 percent to $129 million or 21.0 percent of net sales.
EES orders increased by 43 percent to $238 million, net sales increased by 61 percent to $279 million. In FY2014, EES reported a non-GAAP adjusted operating income of $21 million or 7.5 percent of net sales, and GAAP operating income of $15 million or 5.4 percent of net sales. In FY2013, EES reported a non-GAAP adjusted operating loss of $115 million, and GAAP operating loss of $433 million.

Applied Materials, Inc.

Business Outlook
For the first quarter of fiscal 2015, Applied expects net sales to be in the range of flat to up 5 percent from the previous quarter. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.25 to $0.29, the mid-point of which would be flat with the previous quarter and up by 17 percent year over year.
This outlook excludes known charges related to completed acquisitions and integration costs of $0.03 per share. The outlook does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, strategies, industry outlooks, and business outlook for the first quarter of fiscal 2015. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; the timing and nature of technology transitions; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products and expand its markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) obtain and protect intellectual property rights in key technologies, (iv) attract, motivate and retain key employees, (v) successfully complete the announced business combination and realize expected benefits and synergies, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in precision materials engineering solutions for the semiconductor, flat panel display and solar photovoltaic industries. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	October 26, 2014	July 27, 2014	October 27, 2013	October 26, 2014	October 27, 2013
Net sales	$2,264	$2,265	$1,988	$9,072	$7,509
Cost of products sold	1,305	1,273	1,193	5,229	4,518
Gross margin	959	992	795	3,843	2,991
Operating expenses:
Research, development and engineering	360	357	338	1,428	1,320
Marketing and selling	99	108	99	423	433
General and administrative	90	136	117	467	465
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments	(2)	—	30	5	63
Total operating expenses	547	601	584	2,323	2,559
Income from operations	412	391	211	1,520	432
Interest expense	23	24	24	95	95
Interest and other income, net	9	3	7	23	13
Income before income taxes	398	370	194	1,448	350
Provision for income taxes	108	69	11	342	94
Net income	$290	$301	$183	$1,106	$256
Earnings per share:
Basic	$0.24	$0.25	$0.15	$0.91	$0.21
Diluted	$0.23	$0.24	$0.15	$0.90	$0.21
Weighted average number of shares:
Basic	1,220	1,218	1,204	1,215	1,202
Diluted	1,236	1,233	1,222	1,231	1,219

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 26, 2014	July 27, 2014	October 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$3,002	$2,726	$1,711
Short-term investments	160	145	180
Accounts receivable, net	1,670	1,622	1,633
Inventories	1,567	1,547	1,413
Other current assets	568	600	705
Total current assets	6,967	6,640	5,642
Long-term investments	935	957	1,005
Property, plant and equipment, net	861	849	850
Goodwill	3,304	3,294	3,294
Purchased technology and other intangible assets, net	951	979	1,103
Deferred income taxes and other assets	156	132	149
Total assets	$13,174	$12,851	$12,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,883	$1,689	$1,649
Customer deposits and deferred revenue	940	1,066	794
Total current liabilities	2,823	2,755	2,443
Long-term debt	1,947	1,947	1,946
Other liabilities	502	465	566
Total liabilities	5,272	5,167	4,955
Total stockholders’ equity	7,902	7,684	7,088
Total liabilities and stockholders’ equity	$13,174	$12,851	$12,043

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Twelve Months Ended
	October 26, 2014	July 27, 2014	October 27, 2013	October 26, 2014	October 27, 2013
Cash flows from operating activities:
Net income	$290	$301	$183	$1,106	$256
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	94	93	98	375	410
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments	(2)	—	30	5	63
Unrealized loss on derivative associated with announced business combination	12	10	7	21	7
Share-based compensation	45	44	41	177	162
Other	(1)	48	11	36	(91)
Net change in operating assets and liabilities	(31)	88	(351)	80	(462)
Cash provided by operating activities	407	584	19	1,800	623
Cash flows from investing activities:
Capital expenditures	(63)	(65)	(57)	(241)	(197)
Cash paid for acquisition, net of cash acquired	(12)	—	—	(12)	(1)
Proceeds from sale of facility	25	—	7	25	7
Proceeds from sales and maturities of investments	176	181	276	878	1,013
Purchases of investments	(179)	(308)	(169)	(811)	(607)
Cash provided by (used in) investing activities	(53)	(192)	57	(161)	215
Cash flows from financing activities:
Proceeds from common stock issuances and others, net	44	2	57	137	182
Common stock repurchases	—	—	(47)	—	(245)
Payments of dividends to stockholders	(122)	(121)	(120)	(485)	(456)
Cash used in financing activities	(78)	(119)	(110)	(348)	(519)
Increase (decrease) in cash and cash equivalents	276	273	(34)	1,291	319
Cash and cash equivalents — beginning of period	2,726	2,453	1,745	1,711	1,392
Cash and cash equivalents — end of period	$3,002	$2,726	$1,711	$3,002	$1,711
Supplemental cash flow information:
Cash payments for income taxes	$87	$49	$12	$195	$196
Cash refunds from income taxes	$78	$21	$35	$111	$102
Cash payments for interest	$7	$39	$7	$92	$92

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q4 FY2014			Q3 FY2014			Q4 FY2013
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,334	$1,434	$305	$1,565	$1,476	$381	$1,390	$1,243	$213
AGS	747	592	146	552	567	154	548	538	115
Display	130	190	52	296	119	25	114	163	19
EES	44	48	(3)	66	103	24	40	44	(30)
Corporate	—	—	(88)	—	—	(193)	—	—	(106)
Consolidated	$2,255	$2,264	$412	$2,479	$2,265	$391	$2,092	$1,988	$211

	FY 2014			FY 2013
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$6,132	$5,978	$1,391	$5,507	$4,775	$876
AGS	2,433	2,200	573	2,090	2,023	436
Display	845	615	129	703	538	74
EES*	238	279	15	166	173	(433)
Corporate	—	—	(588)	—	—	(521)
Consolidated	$9,648	$9,072	$1,520	$8,466	$7,509	$432
* Operating loss for FY2013 included $278 million in goodwill and intangible asset impairment charges.

Corporate Unallocated Expenses

(In millions)	Q4 FY2014	Q3 FY2014	Q4 FY2013	FY 2014	FY 2013
Restructuring charges and asset impairments	$(2)	$—	$23	$5	$35
Share-based compensation	45	44	41	177	162
Gain on sale of facility	(4)	—	—	(4)	(4)
Certain items associated with announced business combination	23	23	17	73	17
Loss (gain) on derivative associated with announced business combination, net	(39)	10	7	(30)	7
Other unallocated expenses	65	116	18	367	304
Total corporate	$88	$193	$106	$588	$521

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q4 FY2014		Q3 FY2014		Q4 FY2013
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	596	633	680	683	261	357
% of Total	26%	28%	27%	30%	12%	18%
Europe	198	178	146	160	203	242
% of Total	9%	8%	6%	7%	10%	12%
Japan	287	209	378	229	117	276
% of Total	13%	9%	15%	10%	6%	14%
Korea	251	187	217	226	209	231
% of Total	11%	8%	9%	10%	10%	12%
Taiwan	599	618	497	598	721	589
% of Total	27%	27%	20%	26%	34%	30%
Southeast Asia	113	136	177	81	95	89
% of Total	5%	6%	7%	4%	5%	4%
China	211	303	384	288	486	204
% of Total	9%	14%	16%	13%	23%	10%

Employees (In thousands)
Regular Full Time	14.0		13.8		13.7

	FY 2014		FY 2013
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales
United States	2,200	1,966	1,419	1,473
% of Total	23%	22%	17%	20%
Europe	662	658	735	680
% of Total	7%	7%	8%	9%
Japan	1,031	817	822	685
% of Total	11%	9%	10%	9%
Korea	1,086	965	915	924
% of Total	11%	10%	11%	12%
Taiwan	2,740	2,702	2,885	2,640
% of Total	28%	30%	34%	35%
Southeast Asia	412	356	351	320
% of Total	4%	4%	4%	4%
China	1,517	1,608	1,339	787
% of Total	16%	18%	16%	11%

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 26, 2014	July 27, 2014	October 27, 2013	October 26, 2014	October 27, 2013
Non-GAAP Adjusted Gross Margin
Reported gross margin - GAAP basis	$959	$992	$795	$3,843	$2,991
Certain items associated with acquisitions[1]	42	38	40	158	166
Acquisition integration costs	—	—	—	1	3
Non-GAAP adjusted gross margin	$1,001	$1,030	$835	$4,002	$3,160
Non-GAAP adjusted gross margin percent (% of net sales)	44.2%	45.5%	42.0%	44.1%	42.1%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$412	$391	$211	$1,520	$432
Certain items associated with acquisitions[1]	48	44	47	183	201
Acquisition integration costs	4	9	11	34	38
Loss (gain) on derivative associated with announced business combination, net	(39)	10	7	(30)	7
Certain items associated with announced business combination[2]	23	23	17	73	17
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments[3,4,5]	(2)	—	30	5	63
Gain on sale of facility	(4)	—	—	(4)	(4)
Non-GAAP adjusted operating income	$442	$477	$323	$1,781	$1,032
Non-GAAP adjusted operating margin percent (% of net sales)	19.5%	21.1%	16.2%	19.6%	13.7%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$290	$301	$183	$1,106	$256
Certain items associated with acquisitions[1]	48	44	47	183	201
Acquisition integration costs	4	9	11	34	38
Loss (gain) on derivative associated with announced business combination, net	(39)	10	7	(30)	7
Certain items associated with announced business combination[2]	23	23	17	73	17
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments[3,4,5]	(2)	—	30	5	63
Gain on sale of facility	(4)	—	—	(4)	(4)
Impairment (gain on sale) of strategic investments, net	(5)	(1)	(3)	(9)	1
Reinstatement of federal R&D tax credit	—	—	—	—	(13)
Resolution of prior years’ income tax filings and other tax items	16	(19)	(10)	(6)	(24)
Income tax effect of non-GAAP adjustments	7	(18)	(54)	(38)	(102)
Non-GAAP adjusted net income	$338	$349	$228	$1,314	$718

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration planning costs.

3
Results for the three months ended October 26, 2014 included a $2 million favorable adjustment of restructuring reserve and results for the twelve months ended October 26, 2014 included $5 million of employee-related costs related to the restructuring program announced on October 3, 2012.

4
Results for the three months ended October 27, 2013 included $27 million of employee-related costs related to the restructuring program announced on October 3, 2012, and restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012, partially offset by a favorable adjustment of $4 million in restructuring charges related to other restructuring plans.

5
Results for the twelve months ended October 27, 2013 included $39 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, and restructuring and asset impairment charges of $26 million related to the restructuring program announced on May 10, 2012, partially offset by a favorable adjustment of $2 million related to other restructuring plans.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions except per share amounts)	October 26, 2014	July 27, 2014	October 27, 2013	October 26, 2014	October 27, 2013
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.23	$0.24	$0.15	$0.90	$0.21
Certain items associated with acquisitions	0.04	0.03	0.03	0.13	0.14
Acquisition integration costs	—	0.01	—	0.02	0.02
Certain items associated with announced business combination	0.01	0.02	0.01	0.05	0.01
Gain on derivative associated with announced business combination, net	(0.02)	—	—	(0.02)	—
Impairment of goodwill and intangible assets	—	—	—	—	0.21
Restructuring charges and asset impairments	—	—	0.01	—	0.03
Reinstatement of federal R&D tax credit and resolution of prior years’ income tax filings and other tax items	0.01	(0.02)	(0.01)	(0.01)	(0.03)
Non-GAAP adjusted earnings per diluted share	$0.27	$0.28	$0.19	$1.07	$0.59
Weighted average number of diluted shares	1,236	1,233	1,222	1,231	1,219

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 26, 2014	July 27, 2014	October 27, 2013	October 26, 2014	October 27, 2013
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$305	$381	$213	$1,391	$876
Certain items associated with acquisitions[1]	46	42	44	172	175
Acquisition integration costs	1	—	1	2	(2)
Restructuring charges and asset impairments[3]	—	—	—	—	1
Non-GAAP adjusted operating income	$352	$423	$258	$1,565	$1,050
Non-GAAP adjusted operating margin percent (% of net sales)	24.5%	28.7%	20.8%	26.2%	22.0%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$146	$154	$115	$573	$436
Certain items associated with acquisitions[1]	—	—	1	3	5
Restructuring charges and asset impairments[3]	—	—	—	—	2
Non-GAAP adjusted operating income	$146	$154	$116	$576	$443
Non-GAAP adjusted operating margin percent (% of net sales)	24.7%	27.2%	21.6%	26.2%	21.9%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$52	$25	$19	$129	$74
Certain items associated with acquisitions[1]	—	1	1	2	6
Non-GAAP adjusted operating income	$52	$26	$20	$131	$80
Non-GAAP adjusted operating margin percent (% of net sales)	27.4%	21.8%	12.3%	21.3%	14.9%
EES Non-GAAP Adjusted Operating Income (Loss)
Reported operating income (loss) - GAAP basis	$(3)	$24	$(30)	$15	$(433)
Certain items associated with acquisitions[1]	2	1	1	6	15
Restructuring charges and asset impairments[2,3]	—	—	7	—	25
Impairment of goodwill and intangible assets	—	—	—	—	278
Non-GAAP adjusted operating income (loss)	$(1)	$25	$(22)	$21	$(115)
Non-GAAP adjusted operating margin percent (% of net sales)	(2.1)%	24.3%	(50.0)%	7.5%	(66.5)%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Results for the three months ended October 27, 2013 included restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012.

3
Results for the twelve months ended October 27, 2013 included restructuring and asset impairment charges of $26 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	October 26, 2014	July 27, 2014

Operating expenses - GAAP basis	$547	$601
Gain (loss) on derivative associated with announced business combination, net	39	(10)
Restructuring charges and asset impairments	2	—
Certain items associated with acquisitions	(6)	(6)
Acquisition integration costs	(4)	(9)
Certain items associated with announced business combination	(23)	(23)
Gain on sale of facility	4	—
Non-GAAP adjusted operating expenses	$559	$553

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 26, 2014

Provision for income taxes - GAAP basis (a)	$108
Resolutions of prior years’ income tax filings and other tax items	(16)
Income tax effect of non-GAAP adjustments	(7)
Non-GAAP adjusted provision for income taxes (b)	$85

Income before income taxes - GAAP basis (c)	$398
Certain items associated with acquisitions	48
Restructuring charges and asset impairments	(2)
Acquisition integration costs	4
Gain on derivative associated with announced business combination	(39)
Certain items associated with announced business combination	23
Gain on sale of strategic investments, net	(5)
Gain on sale of facility	(4)
Non-GAAP adjusted income before income taxes (d)	$423

Effective income tax rate - GAAP basis (a/c)	27.1%

Non-GAAP adjusted effective income tax rate (b/d)	20.1%